THIRD AMENDMENT TO LEASE


THIS THIRD AMENDMENT TO LEASE is made as of the 30th day of April, 1997, by and between MASSACHUSETTS MUTUAL LIFE INSURANCE
COMPANY, a Massachusetts corporation ("Landlord"), and L.B.
FOSTER COMPANY, a Delaware corporation ("Tenant").


                              RECITALS:

A. Landlord's predecessor in title and Tenant entered into that certain Lease dated June 9, 1986 (the "Original Lease"), whereby Landlord's predecessor in title leased to Tenant certain premises consisting of 34,767 rentable square feet of office space on the first, second and third floors of that certain office building known as Foster Plaza and located at 415 Holiday Drive, Pittsburgh, Pennsylvania, for a lease term to expire on September 30, 1991.

B. Landlord's predecessor in title and Tenant entered into a certain Amendment to Lease dated March 14,1988 (the "First Amendment"), whereby the premises demised under the Original Lease were reduced to 30,844 rentable square feet of offce space on the first, second and third floors of the aforesaid building (the "Existing Premises").

C. Landlord and Tenant entered into a certain Second Amendment to Lease dated June 19, 1990 (the "Second Amendment"), whereby the expiration date of the lease term of the Original Lease, as amended, was extended to April 30, 1997. The Original Lease, as amended by the First Amendment and the Second Amendment, is hereinafter called the "Lease."

D. Landlord became the owner of the aforesaid building and succeeded to the interest of the landlord under the Lease.

E. Landlord and Tenant desire to further amend the Lease to (i) further extend the expiration date of the lease term of the Lease, and (ii) further reduce the premises demised under the Lease, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. DEFINITIONS. Each capitalized term used as a defined term in this Third Amendment but not otherwise defined herein shall have the same meaning as is ascribed to such capitalized term in the Lease.

2. EXTENSION OF TERM. The expiration date of the Term is extended from April 30, 1997 to April 30, 2007. All of the terms and provisions of the Lease shall apply with respect to that part of the Term occurring after April 30, 1997, except as otherwise provided herein. From and after the date hereof, the word "Term" as used and defined in the Lease, as hereby amended, shall mean the initial Term as heretofore extended and as extended under this Paragraph 2.

3. TERMINATED SPACE.

A. Termination of Lease for Terminated Space. Effective as of April 30, 1997 (the "Termination Date") the Lease shall terminate pro tanto with respect only to that part of the Premises (the "Terminated Space") consisting of 3,663 rentable square feet consisting of all of that portion of the Existing Premises which are located on the third floor of the Building. Rent owing for the Terminated Space shall be paid through and apportioned as of the Termination Date. Neither Landlord nor Tenant shall have any rights, estates, liabilities or obligations under the Lease with respect to the Terminated Space for the period accruing after the Termination Date, except those which pursuant to the Lease are intended to survive the expiration or termination of the Term.

B. Lease for Terminated Space. Landlord leases to Tenant and Tenant takes and hires from Landlord the Terminated Space for a lease term commencing on May 1, 1997 and expiring on September 30, 1997. There shall be no charge to Tenant fcr the use of the Terminated Space from May 1, 1997 through September 30, 1997. Thereafter, the Terminated Space shall be leased on a month-to-month basis and shall expire on any date occurring on or after September 30, 1997 and which is thirty (30) days after the date upon which either party gives a written notice to the other party terminating the month-to-month tenancy for the Terminated Space. The Terminated Space shall be leased upon all of the same terms and provisions as are contained in the Lease, as hereby amended. Effective as of October 1, 1997, Tenant shall pay monthly minimum rent for the Terminated Space in the amount of Five Thousand Four Hundred Eighteen and 19/100 Dollars ($5,418.19)(i.e. $17.75 per rentable square foot of the Terminated Space per year). If the lease term for the Terminated Space continues after December 31, 1997, then, effective as of January 1, 1998, Tenant shall pay Additional Rent for the Terminated Space under Paragraphs 8 and 9 of the Original Lease, as amended by Paragraph 2(c) of the First Amendment, Paragraphs 2(d) and 2(e) of the Second Amendment and Paragraph 6 of this Third Amendment, except that with respect only to the Terminated Space, "Tenant's proportionate share" as defined in Paragraph 8 of the Original Lease shall be 8.42% (and the base year for the Terminated Space shall be calendar year 1997 as is provided in Paragraph 6 below). Tenant shall accept the Terminated Space during the month-to-month tenancy for the Terminated Space in an "as-is" condition.

4. NEW PREMISES. Landlord leases to Tenant and Tenant leases from Landlord those certain premises (the "Additional Premises") consisting of 731 rentable square feet of office space on the first floor of the Building, as shown on Exhibit A attached hereto, for a lease term to commence on May 1,1997 and to expire on April 30, 2007, unless sooner terminated as provided in the Lease. The Additional Premises are leased upon all of the same terms and provisions as are contained in the Lease, as hereby amended, except as otherwise set forth herein. As used herein "New Premises" shall mean and refer to 27,912 rentable square feet consisting of the Existing Premises and the Additional Premises less the Terminated Space. Effective as of May 1,1997, the term "Premises" as used and defined in the Lease, as hereby amended, shall mean and refer to the New Premises.

5. TOTAL MINIMUM RENT. Tenant shall pay total minimum rent as and when required under the Lease for that part of the Term occurring after April 30, 1997, except that effective as of May 1, 1997, such total minimum rent shall be in the following amounts for the following periods:

                                                        Annual Rate
                         Annual         Monthly         of Minimum Rent
Period                   Minimum Rent   Minimum Rent    Per RSF

------------------------------------------------------------------------
5/1/97 - 4/30/00         $495,438       $41,286.50      $17.75

5/1/00 - 4/30/03          523,350        43,612.50       18.75

5/1/03 - 4/30/07          551,262        45,938.50       19.75

6. ADDITIONAL RENT. Tenant shall pay Additional Rent under Paragraphs 8 and 9 of the Original Lease, as amended by Paragraph 2(c) of the First Amendment and Paragraphs 2(d) and 2(e) of the Second Amendment, for that part of the Term occurring after April 30,1997, except that effective as of May 1, 1997: (a) "Tenant's proportionate share" as defined in Paragraph 8 of the Original Lease, shall be reduced to 65.28% [which was determined by dividing the rentable area of the New Premises (i.e. 27,912 square feet) by the rentable area of the Building (i.e.42,756 square feet)], (b) all references in Paragraph 8 of the Original Lease (as amended by Paragraph 2(d) of the Second Amendment) to "the Total Real Estate Taxes for calendar year 1990" shall be deleted and "the Total Real Estate Taxes for calendar year 1997" shall be substituted in lieu thereof, and (c) all references in Paragraph 9 of the Original Lease (as amended by Paragraph 2(e) of the Second Amendment) to "the Total Operating Expenses for calendar year 1990" shall be deleted and "the Total Operating Expenses for calendar year 1997" shall be substituted in lieu thereof.

7. CONDITION OF PREMISES.

No agreement of Landlord to alter, remodel, decorate, clean or improve the New Premises, and no representation regarding the condition of the New Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as is expressly set forth in this Third Amendment. Landlord and Tenant agree to renovate and improve the New Premises and pay for such renovations and improvements in accordance with the Work Letter Agreement attached hereto as Exhibit B.

8.	RIGHT OF FIRST OFFER.

(a) Deletion. Paragraph 1 of the Rider attached to the Original
Lease (Right of First Refusal) is deleted from the Original
Lease in its entirety and shall be of no further force or effect.

(b) Right of First Offer. Tenant is hereby granted a one-time right of first offer to lease the Terminated Space during the Term. Before Landlord first leases the Terminated Space to any party, Landlord will notify Tenant of Landlord's intent to lease the Terminated Space. Tenant will thereupon have a one-time right of first offer to lease the Terminated Space prior to other third parties. Within seven (7) days after such notice, time being of the essence, Tenant shall give Landlord a notice that it either does or does not desire to lease the Terminated Space. In the event that Tenant's notice provides that it does not desire to lease the Terminated Space or if Tenant fails to give Landlord the notice of its desires respecting the Terminated Space within the foregoing required seven (7) day period, then Landlord shall be entitled to proceed to lease the Terminated Space to a third party free and clear of Tenant's right of first offer and such right shall be deemed forever terminated with respect to the Terminated Space.

(c) Terms. If Tenant exercises such right of first offer, Tenant shall lease the First Offer Space upon all of the same terms and provisions as are contained in the Lease, as hereby amended. The lease term for the Terminated Space shall commence on the date which is 30 days after the date upon which Tenant exercises its right of first offer and shall expire on April 30, 2007. The annual rate of minimum rent per rentable square foot and the annual rate of Additional Rent per rentable square foot payable for the Terminated Space shall be equal at all times during the lease term for the Terminated Space to the annual rate of minimum rent per rentable square foot, and the annual rate of Additional Rent per rentable square foot, respectively, then payable for the New Premises under the Lease, as hereby amended. The provisions of Paragraph 7 of this Third Amendment shall apply with respect to the Terminated Space, except that the Tl Allowance for the Terminated Space shall be an amount equal to the product of (i) 3,663, multiplied by (ii) $17.00, multiplied by (iii) a fraction, the numerator of which is the number of months in the lease term for the Terminated Space and the denominator of which is 120, and the amount of the remaining balance (if any), of "Landlord's Contribution" as defined in Paragraph 8(b) of the Work Letter Agreement shall be adjusted upward by such amount and Tenant shall have 210 days after the lease term for the Terminated Space commences to utilize 100% of such additional allowance.

(d) Amendment. In the event that Tenant exercises its right of first offer, then Tenant shall have thirty (30) days from the date of the notice within which to amend the Lease by adding the Terminated Space. In the event Tenant fails to sign such amendment to the Lease within said thirty (30) day period, time being of the essence, then Landlord shall be entitled to proceed to market and/or lease the Terminated Space to a third party free and clear of such right of first offer and such right of first offer shall be deemed terminated.

(e) Personal Right. The right of first offer herein granted shall be a personal right in favor of L.B. Foster Company, and shall terminate and become null and void upon any assignment of the Lease or sublease of the Premises, or any part thereof.

9. SIGNAGE. Tenant shall have the right to maintain during the Term, as hereby extended, (i) Tenant's sign (the ``Penthouse Sign") now located on the penthouse of the Building, and (ii) Tenant's sign now located on Landlord's monument sign for the Building located on the Land; provided, however, that if Landlord's monument sign deteriorates or is damaged by any cause (other than damage caused by Landlord, in which event Landlord shall repair Landlord's monument sign, at its expense) and Landlord elects not to rebuild or repair Landlord's monument sign, then Tenant, at its expense, may, subject to applicable laws, rebuild or repair Landlord's monument sign (at the same location and of a size and design which is approved by Landlord, which approval shall not be unreasonably withheld), in which event Tenant shall continue to have the non-exclusive right to maintain a sign identifying L.B. Foster Company on such repaired or rebuilt monument sign with letters of the same height as now exist on such monument sign. Tenant, at its expense, shall maintain the Penthouse Sign during the Term. Landlord agrees that no tenant of the Building will be permitted to install either (a) any sign identifying such tenant and located on the exterior facade of the Building, or (b) any monument sign identifying such tenant and which sign is located on the Land and contains letters which are larger than the letters identifying L.B. Foster Company on any monument sign on the Land which then exists. The signage restrictions contained herein are personal to L.B. Foster Company and shall automatically terminate if at any time during the Term, as hereby extended, L.B. Foster Company is in actual occupancy of and conducting business from less than 20,000 rentable square feet of space in the Building and paying rental for less than 20,000 rentable square feet of space in the Building.

10. REMEDIES. Notwithstanding anything contained in Paragraph 25 of the Original Lease to the contrary, in the event of any default or breach of the Lease by Tenant, Landlord shall take reasonable measures to mitigate the damages recoverable against Tenant; provided, however, that Landlord shall not be obligated to relet or attempt to relet the Premises on a priority basis per other unleased or unoccupied space in the Building.

11.	ACCELERATED RENT. The first sentence of Paragraph 24 of the
Original Lease is deleted and the following sentence is substituted in lieu thereof:

  In the event of any default or breach of this Lease by Tenant as set forth in Paragraph twenty-three (23) hereof, the amount, if any, by which (a) the rent reserved herein for the entire unexpired portion of the term of this Lease, exceeds (b) the fair rental value of the Premises for the entire unexpired portion of the term of this Lease (taking into account a reasonable period for reletting and tenant concessions on reletting such as tenant improvement allowances and rental abatements), shall, at Landlord's option, thereupon be accelerated and immediately become due and payable in an amount determined by discounting such excess at the rate of 5% per annum on a present value basis to the date of such default or breach.

12.	PARKING. Landlord agrees that the parking rights granted to
Tenant pursuant to Paragraph 38 of the Original Lease, as amended by paragraph 39(c) of the Second Amendment, shall consist of not less than 3 parking spaces per 1,000 square feet of the Premises, (a) 12 of which such parking spaces shall be for the exclusive use of Tenant at the location shown on Exhibit
C attached hereto (and which location may be changed by Landlord at any time upon 30 days' prior written notice to Tenant, but only if such change is required by events beyond Landlord's reasonable control and in any event, at least six (6) of such parking spaces shall remain directly in front of the Building), and (b) the balance of such parking spaces to be non-exclusive parking spaces in the parking areas and facilities from time to time established by Landlord for the Building. Landlord agrees that Landlord will not grant to any other tenant of the Building more than 12 exclusive parking spaces. Further, if Landlord desires at any time during the Term, as hereby extended, to grant to other tenants of the Building, a number of exclusive parking spaces (the "Other Tenant Exclusive Parking Spaces"), which, in the aggregate with all other then existing Other
Tenant Exclusive Parking Spaces, is in excess of 12, then (i) Tenant shall be entitled to an additional number of exclusive parking spaces (Tenant's Additional Exclusive Parking Spaces") equal to the amount by which the total number of Other Tenants Exclusive Parking Spaces exceeds 12, and (ii) Tenant shall have the right to first select the location of 50% of Tenant's

Additional Exclusive Parking Spaces; then Landlord and/or the other tenants shall have the right to select the location of 100% of the Other Tenant Exclusive Parking Spaces, and then Tenant shall have the right to select the location of the remaining 50% of Tenant's Additional Exclusive Parking Spaces. Tenant's right to receive the Additional Exclusive Parking Spaces are personal to L.B. Foster Company and shall automatically terminate if at any time during the Term, as hereby extended, L.B. Foster Company is in actual occupancy of and conducting business from less than 20,000 rentable square feet of space in the Building and paying rental for less than 20,000 rentable square feet of space in the Building.

13.	BUILDING SERVICES.

(a)	Paragraph 13(a) of the Original Lease is amended to
substitute "7:30 A.M." for "8:30 A.M." and "6:30 P.M." for "5:30
P.M." in the third line.

(b) Paragraph 13(e) of the Original Lease is amended to delete the words "and inside".

(c) Paragraph 13(i) of the Original Lease is deleted in its entirety.

14. RULES AND REGULATIONS. Rule 10 (Public Entrance) in Exhibit
C attached to the Original Lease is amended to delete the last sentence in said Rule 10 and substitute the following sentence in lieu thereof:

"Persons entering the Building after 5:30 P.M. on business days other than Saturday and after 1:00 P.M. on Saturdays and at all times on Sundays and holidays shall comply with such reasonable security procedures which may be implemented by Landlord from time to time to control after hour access to the Building".

15. CLEANING SPECIFICATIONS. Exhibit D attached to the Lease is deleted in its entirety and the Exhibit D attached hereto is substituted in lieu thereof.

16. INSURANCE.

(a) Tenant, at its expense, shall purchase and maintain during the Term (i) fire insurance on Tenant's contents in the Premises, and (ii) commercial general liability insurance covering the Premises in an amount of $2,000,000 for injury and/or death and over third party property damage per occurrence and in an amount of $3,000,000 for injury and/or death and third party property damage in the aggregate.

(b) Landlord shall purchase and maintain during the Term (i) fire insurance, with extended coverage endorsement, on the Building, and (ii) commercial general liability insurance covering the Building in an amount of $2,000,000 for injury and/or death and third party property damage per occurrence and in an amount of $3,000,000 for injury and/or death and third party damages in the aggregate. Such insurance may be in the form of blanket and umbrella policies. The cost of such insurance shall be included in Operating Expenses. Landlord, at its option, may elect to self-insure against the liabilities herein specified in accordance with a self-insurance plan which is consistent with sound accounting practices.

(c) Neither party nor its agents, employees or guests shall be liable for any loss or damage to the Building, the Premises or the property or contents of such party caused by fire or any other cause within the scope of standard fire and extended coverage insurance policies (whether or not such insurance is actually in effect), it being understood that each party shall look solely to its insurer (if any) for reimbursement for such loss or damage. Each party agrees to obtain endorsements to their respective fire insurance policies as provided in Paragraph 19(c) of the Original Lease to permit the waivers herein provided.

17. NOTICES. Effective as of the date of this Third Amendment, Tenant shall send each notice desired or required to be given by Tenant under the Lease to Landlord at the following address:

Cornerstone Real Estate Advisers, Inc.
311 South Wacker Drive, Suite 980
Chicago, Illinois 60606

18. BROKER. Tenant represents to Landlord that except for Oxford Development Company and Grubb & Ellis Company (the "Brokers" collectively), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Third Amendment, and no other such person initiated or participated in the negotiation of this Third Amendment or is entitled to any commission in connection herewith. Tenant hereby agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys' fees) arising from either (i) a claim for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of Tenant in connection with this Third Amendment, or (ii) a claim of, or right to, lien under the Statutes of Pennsylvania relating to real estate broker liens with respect to any such broker retained by Tenant. Landlord agrees to pay any commissions owing to the Brokers in connection with this Third Amendment if and to the extent same are due and owing.

19. BINDING EFFECT. The Lease, as hereby amended, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Third Amendment, the terms of this Third Amendment shall control. This Third Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

20. SUBMISSION. Submission of this Third Amendment by Landlord or Landlord's agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not constitute an option to extend the Term of the Lease or in any manner bind Landlord and no obligations on Landlord shall arise under this Third Amendment unless and until this Third Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Third Amendment to Landlord or Landlord's agent, or their respective agents or representatives, shall constitute an irrevocable offer by Tenant to extend the Term of the Lease on the terms and conditions herein contained, which offer may not be revoked for fifteen (15) days after such delivery.

21. LIMITATION OF LIABILITY. Neither Landlord nor any principal of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant's remedies or judgments.

  IN WITNESS WHEREOF, this Third Amendment is executed as of the day and year aforesaid.

                                        LANDLORD:

                                        MASSACHUSETTES MUTUAL LIFE
                                        INSURANCE COMPANY, a Massachusettes
                                        corporation

                                        By: CORNERSTONE REAL ESTATE
                                            ADVISERS, INC., its agent

ATTEST:

                                        By: /s/T. Fleming
/s/Heather D. Stastny                   Title:  Vice President


                                        TENANT:

                                        L.B. FOSTER COMPANY, a Delaware
                                        corporation

ATTEST:

/s/David L. Voltz                       By: /s/Lee B. Foster II
                                        Title:  President

STATE OF ILLINOIS   )
                    ) SS.
COUNTY OF COOK      )


   I, Heather Stastny, a Notary Public in and for said County, in ths State of aforesaid, do hereby certify that Thomas Fleming, the Vice President of CORNERSTONE REAL ESTATE ADVISORS, INC., agent for MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (the "Corporation"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Thomas Fleming, appeared before me this day in person and acknowledged that he/she signed the said instrument as his/her own free and voluntary act for the uses and purposes therein set forth.

  GIVEN under my hand and notorial seal, this 29th day of May, 1997.


                                              /s/Heather D. Stastny
                                                      Notary Public

    [SEAL]

COMMONWEALTH OF PENNSYLVANIA )
                             ) SS.
COUNTY OF ALLEGHENY          )


  I, Diane Close, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Lee B. Foster II, the President of L.B. FOSTER COMPANY, a Delaware corporation (the "Corporation"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Lee
B. Foster II, appeared before me this day in person and acknowledged that he signed the said instrument as his own free and voluntary act for the uses and purposes therein set forth.

  GIVEN under my hand and notorial seal, this 20th day of May, 1997.

                                   /s/Diane K. Close
                                       Notary Public

  [SEAL]